EXHIBIT 10.1
Enstar Group Limited
Employee Share Purchase Plan
(Adopted Effective September 1, 2007)

Enstar Group Limited
Employee Share Purchase Plan
(Effective September 1, 2007)
ARTICLE 1 — PURPOSE
     The Enstar Group Limited Employee Share Purchase Plan is intended to provide a method whereby Employees of Enstar Group Limited (the “Company”) will have an opportunity to acquire a proprietary interest in the Company through the purchase of ordinary shares of the Company (“Shares”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the United States Internal Revenue Code of 1986, as amended (the “Code”) with respect to Participants in the Plan who are United States taxpayers, provided the Plan is approved by the Company’s shareholders within 12 months of its adoption.
ARTICLE 2 — DEFINITIONS
2.1	“Administrator” shall mean the person or committee appointed by the Company to administer the Plan in accordance with Article 7.

2.2	“Base Pay” shall mean regular straight-time earnings and shall exclude all other forms of compensation.

2.3	“Employee” shall mean any regular employee of the Company.

2.4	“Enrollment Period” shall mean the period prior to the beginning of an Offering Period during which an Employee may enroll in the Plan.

2.5	“Fair Market Value” shall mean, as of any date with respect to a Share, the closing price of a Share as reported on the NASDAQ Global Select Market or such other securities exchange on which such Shares may be primarily traded in the future.

2.6	“Offering Period” shall mean the annual offering of the Company’s Shares which shall be the period beginning each January 1 and ending the following December 31; provided, however, the first Offering Period shall begin October 1, 2007 and end December 31, 2007.

2.7	“Plan” shall mean the Enstar Group Limited Employee Share Purchase Plan, as from time to time amended.

2.8	“Purchase Date” shall mean the last business day of each calendar month during each Offering Period.

2.9	“Purchase Price” shall mean 85% of the Fair Market Value of a Share on the Purchase Date.

ARTICLE 3 — ELIGIBILITY AND PARTICIPATION
3.1	Initial Eligibility. Any individual who becomes an Employee of the Company shall be eligible to participate in the Plan with respect to Offering Periods which commence after such Employee’s hire date, provided the Employee makes an election to participate during the Enrollment Period for such Offering Period; provided further that the Administrator, in its discretion, may establish a one or more special Enrollment Periods during an Offering Period for newly-hired Employees. Notwithstanding the foregoing, any highly compensated employee of the Company (within the meaning of Code Section 414(q)) who is subject to the reporting requirements of section 16(a) of the Securities Exchange Act of 1934 with respect to the Company shall not be eligible to participate in the Plan.

3.2	Commencement of Participation. An Employee may become a “Participant” in the Plan by authorizing the Company to make payroll deductions in the form and manner specified by the Administrator during the Enrollment Period for an Offering Period, in accordance with Article 4.

3.3	Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted the right to participate in the Plan:
(a)	if, immediately after the such right is granted, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

(b)	which permits his or her rights to purchase stock in any calendar year under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such right is granted).
ARTICLE 4 — PAYROLL DEDUCTIONS
4.1.	Amount of Deduction. An Employee may participate in the Plan by authorizing up to 15%, or such other percentage determined by the Administrator with respect to an Offering Period, to be deducted from his or her Base Pay during each payroll period in the Offering Period and used to purchase Shares under the Plan. Such payroll authorization shall be made in accordance with rules established by the Administrator. All payroll authorizations shall be made in whole percentages, and deductions shall be rounded to the nearest dollar.

4.2.	Participant’s Account. All payroll deductions made on behalf of a Participant shall be credited to an account established in the Participant’s name under the Plan. A Participant may not make any separate cash payment into such account or make any withdrawals from such account.

4.3.	Changes in Payroll Deductions. A Participant may discontinue participation in the Plan during any Offering Period by withdrawing his or her payroll authorization, but no other change can be made during an Offering Period. A Participant may not alter the amount of his or her payroll deductions for an Offering Period, except to zero.
ARTICLE 5 — PURCHASE OF SHARES
5.1	Monthly Purchase Dates. As of the last business day of each month during the Offering Period, the accumulated payroll deductions in the Participant’s account will be used to purchase Shares. The number of Shares to be purchased will be equal to the dollar amount in the Participant’s account divided by the Purchase Price. No fractional Shares will be purchased. Any amount remaining in the Participant’s account after the Purchase Date will be used to purchase Shares on the next Purchase Date in the Offering Period. Any amount remaining in the Participant’s account at the end of the Offering Period will be returned to the Participant.

5.2	Effect of Termination of Employment. Upon termination of the Participant’s employment, the payroll deductions credited to the Participant’s account will be applied to the purchase of Shares as of the next Purchase Date. Any amount remaining in the Participant’s account after such Purchase Date will be returned to the Participant (or his or her estate, in the case of death).

5.3	Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.

5.4	Currency Conversion. In the event a Participant’s Base Pay is not payable in United States dollars, then the payroll deductions in the Participant’s account shall be converted to United States dollars at the spot exchange rate at the close of business on the Purchase Date, in accordance with procedures established by the Administrator.
ARTICLE 6 — SHARES
6.1	Maximum Shares. The maximum number of Shares which shall be issued under the Plan shall be 200,000 Shares. Such Shares may be either authorized and unissued Shares or issued Shares reacquired by the Company and held as Treasury Shares, as the Administrator may from time to time determine. In the event that there is an increase or decrease in the number of issued Shares by reason of any cause such as a stock split, reorganization, recapitalization, combination or exchange of shares, merger, consolidation, or any other change in corporate structure without receipt or payment of consideration by the Company, the number of Shares then remaining for issue under the Plan shall in each such event be adjusted by the Administrator in proportion to the change in issued Shares resulting from such cause.

6.2	Participant’s Interest in Shares. As promptly as practicable after each Purchase Date, the Company will transfer the acquired Shares to the Participant or will hold the Shares in account in uncertified form, as appropriate. A Participant will have no ownership interest in Shares covered by his or her payroll deductions until such deductions are used to acquire Shares and the Shares are registered in the Participant’s name.
ARTICLE 7 — ADMINISTRATION
7.1	Appointment of Administrator. The Board of Directors may appoint an Administrator to administer the Plan, which may be an individual or committee, as determined by the Board. In the event that an Administrator has not been appointed, the Board of Directors shall act as the Administrator.

7.2	Authority of Administrator. Subject to the express provisions of the Plan, the Administrator shall have the discretionary authority to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator’s determination on the foregoing matters shall be conclusive, final and binding on all parties.
ARTICLE 8 — MISCELLANEOUS
8.1	Transferability. Neither payroll deductions credited to a Participant’s account nor any rights to acquire Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect.

8.2	Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

8.3	Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be issued under the Plan, except pursuant to Section 6.1, or (ii) amend the class of Employees to whom the Plan is extended. Upon termination of the Plan, the Administrator, in its discretion, shall either use any cash remaining in Participant accounts to purchase Shares under the Plan, or return such cash to the Participant.

8.4	No Employment Rights. The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

8.5	Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon and inure to the benefit of all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

8.6	Governing Law. The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.